UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2011

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 29, 2011, ANSYS, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Power Play Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Apache Design Solutions, Inc., a Delaware corporation (“Apache”) and, with respect to Sections 2.4, 2.5, 6.13 and Articles IX and X thereof only, Papachey, Inc., solely as the representative of the securityholders of Apache (the “Securityholders’ Representative”). Subject to the terms of the Merger Agreement, Merger Sub will merge with and into Apache and the separate existence of Merger Sub will cease, with Apache being the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). The Company will acquire Apache for a purchase price of approximately $310 million in cash (the “Merger Consideration”), which includes an estimated $29 million in cash on Apache’s balance sheet. In addition, each Apache stock option that is outstanding, unexercised and not vested and exercisable immediately prior to the effective time of the Merger, after giving effect to any applicable acceleration in connection with the Merger, will be converted into and become an option to purchase shares of common stock, par value $0.01 per share, of the Company. The conversion ratio for such transaction is determined by a formula set forth in Section 2.2(d)(iii) of the Merger Agreement, which is filed as Exhibit 2.1 hereto.

Following the closing of the Merger, Dr. Andrew T. Yang, Chief Executive Officer of Apache, will serve as President of the surviving corporation and will also serve on the Company’s executive team as Vice President and General Manager. In the event that Dr. Yang remains an employee of the Company, the surviving corporation or any of the Company’s subsidiaries on each of the first, second and third anniversaries of the closing date of the Merger, the Company will pay, as part of the Merger Consideration, an amount equal to $4,000,000, to be distributed to Apache’s stockholders and holders of vested options on each such anniversary. The Merger Agreement also provides for $13 million of performance equity awards, to be earned over a three fiscal year period beginning on January 1, 2012, for key members of management and employees.

The completion of the Merger is subject to various customary closing conditions, including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Additionally, the Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and Apache as well as indemnification obligations by Apache securityholders in the event of a breach of such representations, warranties and covenants. The Merger Agreement also includes customary termination provisions for both the Company and Apache. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 8.01. Other Events.

On June 30, 2011, the Company and Apache issued a joint press release announcing that they entered into the Merger Agreement. A copy of this press release is being furnished as Exhibit 99.1.

On June 30, 2011, the Company provided a package of informational slides to its investors in connection with an investor conference call to discuss the transaction. A copy of the investor package is being furnished as Exhibit 99.2.

On June 30, 2011, the Company sent a letter to its employees announcing the transaction. A copy of the letter is being furnished as Exhibit 99.3.

On June 30, 2011, the Company provided to its investors a set of “Frequently Asked Questions” and answers regarding the transaction. A copy of the document is being furnished as Exhibit 99.4.

On June 30, 2011, the Company provided prepared remarks to its investors in connection with the announcement of the transaction. A copy of the prepared remarks is being furnished as Exhibit 99.5.

Additional Information about the Merger and Where to Find It

Additional information regarding this transaction can be found in the public filings of the Company, including this current report on Form 8-K, filed with the U.S. Securities and Exchange Commission at www.sec.gov and in the “Investors” section of the Company’s website at www.ansys.com. Any questions in this regard should be directed to Annette Arribas, the Company’s Investor Relations Officer, at Annette.arribas@ansys.com.

Forward-Looking Information

Certain statements contained in this report regarding matters that are not historical facts, including statements regarding the parties’ ability to consummate the Merger, the merger consideration to be paid, the consideration to be paid for contingency obligations and performance awards, the transaction value and the conversion of shares and options, are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this Form 8-K are subject to risks and uncertainties. These include the risk that the acquisition of Apache may not be consummated, the risk that the businesses of the Company and Apache may not be combined successfully or that such combination may take longer or cost more to accomplish than expected, and the risk that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected. Additional risks include the risk of a general economic downturn in one or more of the combined company’s primary geographic regions, the risk that the Company has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for the combined company’s products and services in future periods, the risk that the Company has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that the combined company’s operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, risks that enhancements to the combined company’s products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers and other factors that are detailed from time to time in reports filed by the Company and Apache with the Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents the Company and Apache have filed. The Company and Apache undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1 –	Agreement and Plan of Merger, dated June 29, 2011, by and among ANSYS, Inc., Power Play Merger Sub, Inc., Apache Design Solutions, Inc and Papachey, Inc.

Exhibit 99.1 –	Press Release, dated June 30, 2011.

Exhibit 99.2 –	Investor Package, dated June 30, 2011.

Exhibit 99.3 –	Letter to Employees, dated June 30, 2011.

Exhibit 99.4 –	Frequently Asked Questions, dated June 30, 2011.

Exhibit 99.5 –	Prepared Remarks, dated June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: June 30, 2011	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 29, 2011, by and among ANSYS, Inc., Power Play Merger Sub, Inc., Apache Design Solutions, Inc and Papachey, Inc.

99.1	Press Release, dated June 30, 2011.

99.2	Investor Package, dated June 30, 2011.

99.3	Letter to Employees, dated June 30, 2011.

99.4	Frequently Asked Questions, dated June 30, 2011.

99.5	Prepared Remarks, dated June 30, 2011.